                                                                   Exhibit 10.16

                                                              Lease for Aladdin

J3, J9, K2


Summary

Lessor:   DMK Holdings LLC,

Lessee:   Aladdin Manufacturing

Term:     Two years

Rent:     $42,100.00 per month, see note below

Begin:    April 1, 2000

End:      March 31, 2002

Option:   Yes, Two - Two-Year Options


Index

Term                          Section #  2         Page  2
Rent                          Section #  3         Page  2
Utilities                     Section #  6         Page  3
Taxes                         Section #  7         Page  3
Repairs                       Section #  8         Page  3
Destruction of Premises       Section #  9         Page  4
Right of Recovery             Section # 11         Page  5
Default                       Section # 13         Page  5
Address of Notice             Section # 17         Page  7
Date of Notice                Section # 21         Page  8
Renewal Option                Section # 21         Page  8
Insurance                     Section # 23         Page  9
Environmental                 Section # 24         Page 10
Signatures                    Section # 25         Page 11

Notes:

Initial rate is based on $0.16 per SF.

J3 - 120,000 sq.ft.
J9 - 80,762 sq.ft.
K2 - 62,400 sq.ft.


Names and Phone Numbers for Aladdin
John Swift: 624-2247

David Owens Phone:  706-625-0531
Butch Layson Phone: 706-629-4120, Fax 629-0523

All rental checks to be made to: JSO, Inc.
                                 320 Trammel1 St.
                                 Calhoun, GA 30701

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                                                               Lease for Aladdin

GEORGIA, GORDON COUNTY:

     THIS LEASE, made this 1st day of April, 2000, by and between DMK, Holdings LLC ("Lessor"), and Aladdin Manufacturing ("Lessee").

     W I T N E S S E T H:

     The Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be kept and performed by the Lessee, have leased and rented and by these present do lease and rent unto the said Lessee and the said Lessee hereby agrees to lease and take upon terms and conditions which hereinafter appear, the following described property, along with all improvements thereon ("Premises"):

     Those certain Warehouses containing approximately 263,162 square feet known as J-3,9 and K-2, Calhoun Georgia.

                                   (1) Authority

     Lessors represent and covenant that they have good and marketable title to the Premises and that they have full right, title and authority to enter into this lease.

                                   (2) Term

     TO HAVE AND TO HOLD the Premises, commencing April 1, 2000 and continuing thereafter for a period of Two (2) Years, ending March 31, 2002.

                                   (3) Rent

     Lessee agrees to pay Lessor monthly installments of Forty-Two Thousand, One Hundred Dollars ($42,100.00) in advance on the first day of each month.

                                   (4) Use

     It is intended that the Premises shall be used for manufacturing or storage, but no strict limitation is hereby imposed. The Premises shall not be used for any illegal purposes nor in any manner so as to increase the rate of insurance thereon. The Lessee agrees to pay any increase caused in the Lessor's insurance rates by virtue of a change in the type of business that Lessee is conducting.

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                                                               Lease for Aladdin

                                      (5)

    Lessee agrees not to abandon or vacate the Premises during the term hereof.

                                 (6) Utilities

    Lessee shall pay water, gas, electricity, fuel, light, heat and power bills for the Premises, or used by the Lessee in connection therewith. These will be prorated and invoiced after each month.

                                 (7) Taxes

    Lessor shall pay state, county and municipal ad valorem taxes assessed against the Premises during the term of this lease. However, it is further provided between the parties hereto that the Lessee will pay to the Lessor as additional rental any increase in ad valorem taxes, city and county, charged against the lease premises over and above the amount of ad valorem taxes for the year of 1999 with said payment to be made by the Lessee to Lessor within 30 days upon written notice by the Lessor to the Lessee of said increase in taxes, if any. All tax bills delivered to Lessor by the taxing authority shall be sufficient evidence of the tax established for each year during the term.
Lessee reserves the right to reasonably contest any proposed increase in assessments or taxes and for this purpose Lessor agrees to give Lessee prompt notice of any proposed increase in assessments by the taxing authority and to cooperate with Lessee in formally protesting unreasonable increases in assessments.

                                 (8) Repairs

    Lessor shall make all structural steel and exterior wall repairs, and shall maintain the roof exterior and repair roof leaks. Lessee shall keep and maintain the Premises and appurtenances and every part thereof in good order and repair, except for the exterior roof and exterior wall of the building. Lessee agrees to keep all internal steel painted to prevent corrosion. Lessee agrees to keep all systems and fixtures pertaining to heating, air conditioning, water, sewer, electrical and sprinkler systems, if any, in good order and repair. Lessee agrees to be liable for any damage to the Premises and its fixtures, appurtenances and systems, if such damage is due to the negligence of Lessee, but only in the event such damage is a casualty not covered by a policy of hazard insurance required to be carried by Lessor under this Lease Agreement.

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                                                               Lease for Aladdin

                          (9) Destruction of Premises

      If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this lease shall terminate as of the date of such destruction, and Lessee shall not be liable for any rent beyond that date and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged but not wholly destroyed by and of such casualties, rental shall abate in such proportion as use of Premises has been destroyed and Lessor shall restore Premises to substantially the same condition as before the damage as speedily as practicable, whereupon full rental shall commence.

     If the Premises cannot be restored to substantially the same condition they were in prior to the casualty within a period of One Hundred Twenty (120) days from the occurrence of the damage, then Lessee shall have an option to terminate this lease upon the giving of notice of termination to Lessor within seven (7) days after Lessor notifies Lessee of their inability to repair the Premises within the required time, or within seven (7) days after Lessor's inability to do so has been apparent, and this Lease shall terminate upon the giving of such notices.

                                     (10)

     Lessee agrees to indemnify and save harmless the Lessor against all claim for damage to persons or property by reason of Lessee's use or occupancy of the Premises and all expenses reasonably incurred by Lessor as a result thereof, including attorney's fees and court costs. Lessee agrees to maintain throughout the term, at its sole expense, liability insurance adequate to protect Lessor and Lessee against any claims arising by the use and occupancy of the Premises by Lessee.

     Lessor agrees to maintain fire and extended coverage insurance policies upon the building located upon the Premises during the term in amounts adequate to afford the restoration of said building in the event of damage by fire and other similar insurance casualty. Lessee agrees to pay to Lessor in additional rental, any increase in insurance premiums over and above the amount of premium paid for fire and extended coverage on the premises for the year 1999. Said additional rental shall be due and payable upon renewal of said insurance coverage. Lessee agrees to maintain adequate fire and extended coverage policies upon its contents located upon said Premises during the term thereof. Parties agree to afford the other evidence that proper insurance is maintained at all times.

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                                                               Lease for Aladdin

                                 (11) Recovery

     Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the officer, employees, agents and representatives of the other, for loss of or damage to such waiving party or its or their property of the property of others under its or their control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, and each shall upon obtaining the policy of insurance required by the term of this lease, give notice to the respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this lease.

                                     (12)

     Lessee shall not, without the consent of Lessor, endorsed hereon, assign this lease or any interest herein, or sublet the Premises by any party other than Lessee. However, upon express written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall have the right to sublet or assign the premises, the Parties determining at that time whether Lessee shall be released from the terms hereof entirely, and assignee or sublessee to become fully liable. The use or occupancy of the Premises by an affiliate or a wholly owned subsidiary of Lessee shall not constitute assignment and subletting, which shall require the consent of Lessor.

                                 (13) Default

     Part 1.
     -------

     The occurrence of any one or more of the following events shall constitute default of this Lease by Lessee:

     (a) The vacating or abandonment of the Premises by Lessee.

     (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, when such condition continues for ten (10) days after receipt of written notice from Lessor to make such payment.

     (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of the Lease to be observed or performed by Lessee, other than described in Part 1.(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, unless the failure cannot be reasonably corrected within such thirty (30) day period, if Lessee commences in good faith to cure such failure diligently.

     (d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors;

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                                                               Lease for Aladdin

          (ii) The filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Lessee the same is dismissed within sixty (60) days);

          (iii) The appointment of a trustee or received to take possession of substantially all of the Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or,

          (iv) The attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this lease, where such seizure is not discharged within thirty (30) days.

     Part 2.
     -------
     In the event of any such default of Lessee, Lessor may at any time thereafter, with or without further notice of further demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

     (a) terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to: any deficiency between Lessee's rent hereunder and the price obtained by Lessor of reletting, the cost of recovering possession of the Premises, expense of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth, at the time of award by the court having jurisdiction thereof, of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss for the same period that Lessee proves could be reasonable avoided; and any leasing commission paid by Lessor applicable to the unexpired term of this lease.

     Unpaid installments of rent and other sums shall bear interest from ten
(10) days after the due date at the rate of twelve percent (12%) per annum, but in no case shall said interest exceed the lawful maximum. In the event Lessee shall have abandoned the Premises, Lessor shall have the option of (1) retaking possession of the premises and recovering from Lessee the amount specified in this Part 2.(a), or (ii) proceeding under Part 2.(b).

     (b) maintain Lessee's right to possession in which case this lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event

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                                                               Lease for Aladdin

Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (c) pursue any other remedy now or hereinafter available to Lessor under the laws or judicial decisions of the State of Georgia.

                                     (14)

     Lessee shall give prompt notice to Lessor of any condition or requirement to be met or fulfilled by Lessor under the terms of this Lease, and Lessor shall within thirty (30) days after written notice cure such default, provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecute same to completion.

                                     (15)

     Time is of the essence in the performance of any obligation under this Lease agreement.

                                     (16)

     This Lease contains all agreements of the parties with respect to the subject matter of this Lease. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

                            (17) Address of Notice

     Any notice provided for in this Lease shall be in writing and shall be sent by Certified Mail, addressed as follows:

     To Lessor: DMK Holdings,LLC
                320 Trammel1 Street
                Calhoun, GA 30701

     To Lessee: Aladdin Manufacturing
                Attn: John Swift
                P.O. Box 12069
                Calhoun, Georgia 30701

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                                                               Lease for Aladdin

                                     (18)

    If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental rate of $ 47,400.00 per month plus all other charges payable hereunder and upon all terms hereof applicable to a month to month tenancy. Nothing contained herein shall be construed to constitute permission by the Lessor to the Lessee to remain in possession after the expiration of the term hereof.

                                     (19)

    If either party bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to his attorney's fees to be paid by the losing party as fixed by the court.

                                     (20)

    Lessor shall have the right to enter the Premises at reasonable times for the purpose of inspecting same and showing same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessors may deem necessary or desirable. During the last sixty (60) days of the term hereof Lessor may place on or about the Premises any ordinary "for lease" or "for sale" sign.

                              (21) Renewal Option

    Lessor hereby grants unto Lessee the option to extend the term of this Lease for two, Two (2) year Periods commencing April 1, 2002, and ending March 31, 2004, at midnight. The second Two (2) year option would begin April 1, 2004 and ending March 31, 2006, at midnight. Said option shall be exercised by Lessee giving Lessor written notice of exercise, which notice must be sent by Lessee not less than ninety (90) days before the end of the initial term, which notice date shall be as follows:

    Last day for lessee's notice of renewal of lease: January 1, 2002, January 1, 2004 and January 1, 2006 respectively.

    All terms of this lease shall remain the same for the renewal term, save the rental amount. For the first Two (2) year option, the rental amount will be $ 44,800.00 per month. For the second Two (2) year option, the rental amount will be $47,400.00 per month.

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                                                               Lease for Aladdin

                                     (22)

    This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor, Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except as provided in paragraph (12) above.

                                (23) Insurance

    Insurance. Landlord shall, at its cost and expense, provide and keep in force the following insurance coverage without lapse at any time and for any reason during the term of this Lease:

    (i) Insurance covering the premises against loss or damage by fire and lighting and such risks as are included in "Special Form" or All Risk coverage endorsements to policies covering property similar to the premises in an amount equal to 100% of the full replacement value thereof (excluding foundations and excavation costs), which names Tenant as an additional insured and which includes an endorsement waiving the right of subrogation. Notwithstanding anything contained in this lease to the contrary, regardless of whether or not Landlord provides and keeps in force the required insurance covering losses for such causes and regardless of whether or not Tenant, its agents, employees, contractors or others under the control of Tenant cause such damages to the premises caused by fire and lightning and such risks as are customarily included in "Special Form" or All Risk coverage endorsements to policies covering property similar to the premises.

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                                                              Lease for Aladdin

     (ii) Commercial General Liability coverage on an "Occurrence Form" basis with limits of at least $1,000,000, Each Occurrence, and $2,000,000 General Aggregate for all claims disaster, and such damage cannot reasonably be repaired within thirty (30) days of the date of such damage so as to cause the same to be restored to its prior existing condition, this lease shall terminate and Landlord shall retain all funds paid by any insurer as a result of such casualty. In the event that the building on the demised premises is partially damaged by fire, casualty or other disaster, and such damage can reasonably be repaired within thirty (30) days of the date of such damage so as to cause the same to be restored to its prior existing condition, the Landlord shall proceed to restore said demised premises and during the period of restoration, the rent shall be reduced proportionately according to the percentage of square feet of usable area remaining in the portion of the building leased to Tenant. In the event the demised premises are untenable as a result of such damage, rent shall abate during the period of time of restoration.

                              (24) Environmental

Environmental Compliance; To the best of the lessor's knowledge and belief, there are no existing violations of any federal, state or local environmental laws and regulations and any amendments thereto including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, and the Resource Conservation Recovery Act of 1976. Landlord shall indemnify and hold tenant harmless from and against any and all damages, penalties, fines, claims liens, suits liabilities, cost (including clean-up cost), judgments and expenses (including, but not limited to, attorneys', consultants' and experts' fees and expenses) of any kind and nature suffered or asserted against Lessee as a direct or indirect result of any preexisting condition prior to the occupancy of said premises by lessee or as a direct or indirect result of any condition or violation taking place after the termination of the lease term or lessee's occupancy of the property. The foregoing indemnification shall survive the expiration or termination of the lease term. The Lessee in the same manner as described above agrees to hold lessor harmless should any violation as described above be caused or allowed to be caused by the lessee or it's agents, servants, employees, contractors or vendors.

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                                                              Lease for Aladdin

                                (25) Signatures

     This Lease contains the entire agreement of the parties hereto and no representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and affixed their seals in duplicate, each copy being considered an original, and day and year first above written.

Signed, sealed and delivered as to:


                                              "LESSEE"

                                              Aladdin Manufacturing
________________________________________
                                              BY:  /s/ John D. Swift
                                                 -----------------------------
                                                  John D. Swift
                                                  Vice President of Finance
/s/ Christi R. Scarbro                        By:
________________________________________         _____________________________
Notary Public, My commission Expires____

Notary Public, Cobb County, Georgia
My Commission Expires October 6, 2002


Signed, sealed and delivered as to:
                                              "LESSOR"


_______________________________________       /s/ Diana O. Layson
                                              --------------------------------
                                              DMK Holdings, LLC
                                              Diana O. Layson, Manager
/s/ Brenda K. Bullard
---------------------------------------
Notary Public, My Commission Expires 12-1-00
                                    --------